EXHIBIT 3(j)

BY-LAWS

OF

ETHAN ALLEN MANUFACTURING CORPORATION

* * * * *

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 3. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors, the Chairman or otherwise in accordance with the Certificate bf Incorporation.

Section 2. Annual Meetings. Annual meetings of stockholders shall be held at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting at which meeting the stockholders shall elect the Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special meetings of stockholders shall be called by the Secretary of the Corporation upon written request signed by stockholders holding at least 20% of the shares of stock generally entitled to vote, or by a majority of the Board of Directors, the President, the Chairman or otherwise in accordance with the Certificate of Incorporation.

Section 4. Notice of Meetings and Adjourned Meetings; Waivers of Notice. (a) Whenever stockholders are required or permitted to take any action at a meeting, the Corporation will provide a written notice of the meeting shall be given, which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”), such notice shall be given not less than 10 nor more than 60 days before the date of the annual meeting, and not less than 45 nor more than 60 days before the date of any special meeting, to each stockholder of record entitled to vote at such meeting. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b)        A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 5. Quorum. Unless otherwise provided by the Certificate of Incorporation or these By-Laws and subject to Delaware Law, the presence, in person or by proxy, of the holders of at least one-third of the shares of stock generally entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business.

Section 6. Voting. (a) Unless otherwise provided in the Certificate of Incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Unless otherwise provided in Delaware Law, the Certificate of Incorporation or these By-Laws, the affirmative vote of a majority of the shares of stock generally entitled to vote, either in person or by proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders.

(b)        Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 7. Action by Consent of Shareholders in Lieu of a Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and may be taken without a meeting and without prior notice and without a vote if a consent in writing setting forth the action so taken shall be signed by the stockholders entitled to vote having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 8. Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected (or in his absence or if one shall not have been elected, the Chief Executive Officer or the President) shall act as chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 9. Order of Business. Subject to Delaware Law, the order and agenda of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

Section 10. Nomination of Directors. Unless otherwise provided in the Certificate of Incorporation and subject to Delaware law, nominations of persons for election to the Board of Directors of the Corporation shall be made by or at the direction of the Board of Directors or by the stockholders of the Corporation.

Section 11. Notice of Business. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 11, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 11. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d)any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 11. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11.

Section 12. Advisory Stockholder Votes. In order for the stockholders to adopt or approve any precatory proposal submitted to them for the purpose of requesting the Board of Directors to take certain actions, a majority of those of the outstanding shares of stock generally entitled to vote thereon must be voted for the proposal in accordance with the By-Laws.

Section 13. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by these By-Laws or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 14. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books and records as the owner of shares to receive dividends and distributions and to vote, and, except as required by law, shall not be required to recognize any equitable or other claim or interest in such shares by any other person, irrespective of any notice thereof.

Section 15. Inspectors of Election. At all elections of directors and when otherwise required by law, the chairman of the meeting shall appoint two inspectors of election. The inspectors shall be responsible for receiving, tabulating and reporting the results of the votes taken. No director or candidate for the office of director shall appoint such inspector. The chairman of the meeting shall open and close the polls.

ARTICLE III

DIRECTORS

Section 1. General Powers. Except as otherwise provided in Delaware Law or the Certificate of Incorporation, the business, property and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law or the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the Stockholders.

Section 2. Number, Classes, Term of Office, etc. The Board of Directors shall consist of at least one, and not more than nine, directors, with the exact number of directors within those limits to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

Section 3. Quorum and Manner of Acting and Organization. Unless the Certificate of Incorporation or these By-Laws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at meetings at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors). The Chairman of the Board shall preside at all meetings of the Board of Directors (or in the absence of the Chairman of the Board, such member as may be designated by the Chairman of the Board).

Section 5. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting of stockholders is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Section 6. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, Chief Executive Officer or Secretary on the written request of four of the directors. Notice of special meetings of the Board of Directors shall be given to each director at least three days before the date of the meeting in such manner as is determined by the Board of Directors.

Section 8. Committees.

(a)        The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate two or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of the committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

(b)        The Board of Directors shall, by resolution or resolutions, passed by a majority of the whole Board of Directors designate an Audit committee to consist of three or more non-employee directors of the Corporation free from any relationship that in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. Any director who is a former employee of the Corporation may not serve on the audit committee. The members of the Audit committee shall be appointed by and hold office at the pleasure of the Board of Directors. A majority of the members of the Audit committee will constitute a quorum for the transaction of business. It shall be the duty of the Audit committee (i) to recommend to the Board of Directors a firm of independent accountants to perform the examinations of the annual financial statements of the Corporation; (ii) to review with the independent accountants and with the Chief Financial Officer the proposed scope of the annual audit, past audit experience, the Corporation’s internal audit program, recently completed internal audits and other matters bearing upon the scope of the audit; (iii) to review with the independent accountants and with the Chief Financial Officer significant matters revealed in the course of the audit of the annual financial statements of the Corporation; (iv) to review with the Chief Financial Officer any suggestions and recommendations of the independent accountants concerning the internal control standards and the accounting procedures of the Corporation; (v) to report its activities and actions to the Board of Directors at least once each fiscal year.

Section 9. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 10. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11. Resignation. Any director may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 12. Vacancies. Unless otherwise provided in the Certificate of Incorporation, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director. Each director so elected shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies.

Section 13. Removal. No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of those of the outstanding shares generally entitled to vote.

Section 14. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

ARTICLE IV

OFFICERS

Section 1. Principal Officers. The principal officers of the Corporation shall be a Chief Executive Officer, one President, a Chief Financial Officer or Treasurer, and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

Section 2. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and shall have general supervision of the business and operations of the Corporation, subject, however, to the authority of the Board of Directors. The Chairman of the Board shall preside at all meetings of the shareholders and of the board of Directors. The Chairman of the Board shall perform all of the duties usually incumbent upon a chief executive officer of a corporation and incident to the office of the Chairman of the Board. The Chairman of the Board shall also have such powers and perform such duties as are assigned by these By-Laws and shall have such other powers and perform such other duties, not inconsistent with these By-Laws, as may from time to time be assigned by the Board of Directors.

Section 3. Election, Term of Office and Remuneration. The principal officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Such officers shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. The remuneration of such officers of the Corporation shall be fixed by the Board of Directors (or any Committee thereof). Any vacancy in any such office shall be filled in such manner as the Board of Directors shall determine.

Section 4. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article IV, the Corporation may have one or more Vice Presidents, Controllers, Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Chairman or Chief Executive Officer may deem necessary, each of whom shall hold office for such period as the Chairman or Chief Executive Officer may from time to time determine.

Section 5. Removal. Any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors; provided that no such removal shall alter, void or otherwise effect any change in any written contractual relationship between the Corporation and any such officer thus removed from office. Any subordinate officer may be removed, with or without cause, by the Chairman or Chief Executive Officer.

Section 6. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 7. Powers, Duties, and Compensation. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them, and shall have such compensation, as shall be awarded to them, by the Board of Directors. The subordinate officers shall have such powers and perform such duties or may from time to time be conferred upon them, and shall have such compensation, as shall be awarded to them, by the Chairman or Chief Executive Officer.

ARTICLE V

INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings other Than by or in the Right of the Corporation. Subject to Section 3 of this Article V, the Corporation shall indemnify, to the fullest extent permitted by applicable law, now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article V, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification under this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article V, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article V, a person shall  be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met i the applicable standard of conduct set forth in Sections 1 or 2 of this Article V, as the case may be.

Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article V, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article V. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or 2 of this Article V, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article V nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article V.

Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article V shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article V but whom the Corporation has the power or obligation to indemnify under the provisions of the (General Corporation Law of the State of Delaware, or otherwise.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article V.

Section 9. Certain Definitions. For purposes of this Article V, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article V, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article V.

Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article V to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article V to directors and officers of the Corporation.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Certificates and Transfer of Shares. (a) Certificates for shares of the Corporation shall be in such form as shall be approved by the Board of Directors. Such certificates shall be numbered and registered in the order in which they are issued and shall be signed by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Where any such certificate is countersigned by a transfer agent, other than the Corporation or its employee, or by a registrar, other than the Corporation or its employee, any other signature on such certificate may be a facsimile, engraved, stamped or printed. In the event that an officer whose facsimile signature appears on such certificate ceases for any reason to hold the office indicated and the Corporation or its transfer agent has on hand a supply of share certificates bearing such officer’s facsimile signature, such certificates may continue to be issued and registered until such supply is exhausted.

(b)        Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by the holder’s attorney thereunto duly authorized and on surrender of the certificate or certificates for such shares properly endorsed. Every certificate surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation. Except as hereinafter provided, no new certificate shall be issued in exchange for one previously issued until the old certificate has been surrendered and cancelled.

(c)        The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor and the Corporation may issue a new certificate in the place of any certificate therefore issued by it alleged to have been lost, destroyed or mutilated. The Board of Directors may, in its discretion, as conditions to the issue of any such new certificate, require the owner of the lost or destroyed certificate or the owner’s legal representatives to make proof satisfactory to the Board of Directors of the loss or destruction thereof and to give the Corporation a bond in such form, in such sum and with such surety or sureties as the Board of Directors may direct, to indemnify the Corporation against any claim that may be made against it on account of any such certificate so alleged to have been lost or destroyed.

Section 2. Fiscal Year. The fiscal year of the Corporation shall commence on July 1 and end on June 30 of each year, unless otherwise determined by the Board of Directors.

Section 3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 4. Voting of Stock Owned by the Corporation. The Board of Directors or a person designated by the Board is authorized, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

Section 5. Amendments. Subject to the Certificate of Incorporation, these By-Laws or any of them, may be altered, amended or repealed, or new By-Laws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.

Section 6. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfers officers or agencies and registry officers or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VII

SUBJECT TO CERTIFICATE OF INCORPORATION

These By-Laws will be subject to the Certificate of Incorporation, and in the event of any conflict between these By-Laws and the Certificate of Incorporation, the provisions of the Certificate of Incorporation will supersede and take precedence.

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